EXHIBIT 21

Subsidiaries of the Registrant

State of
Subsidiary	Incorporation

593HR, Inc.	TN
Allenmore C, LLC	DE
Ankeny North MOB, LLC	DE
Bellaire Medical Plaza SPE, LLC	DE
Chippenham Medical Offices SPE, LLC	DE
Dallas County MOB, LLC	DE
Des Moines South Medical Building, LLC	DE
Durham Medical Office Building, Inc.	TX
Healthcare Acquisition of Texas, Inc.	AL
Healthcare Realty Services Incorporated	TN
HR-Pima, LLC	DE
HR Acquisition I Corporation	MD
HR Acquisition of Alabama, Inc.	AL
HR Acquisition of Pennsylvania, Inc.	PA
HR Acquisition of San Antonio, Ltd.	AL
HR Acquisition of Virginia Limited Partnership	AL
HR Assets, Inc. (inactive)	TX
HR Assets, LLC	DE
HR Carolinas Holdings, LLC	DE
HR Interests, Inc.	TX
HR Ladco Holdings, LLC	DE
HR of Bonita Bay, Ltd.	AL
HR of Carolinas, LLC	DE
HR of California, Inc.	AL
HR of Iowa, LLC	DE
HR of Kingsport, Inc.	AL
HR of Las Vegas, Ltd.	AL
HR of Los Angeles, Inc.	AL
HR of Los Angeles, Ltd.	AL
HR of Massachusetts, Inc.	AL
HR of San Antonio, Inc.	TX
HR of Sarasota, Ltd.	AL
HRT Holdings, Inc.	DE
HRT of Alabama, Inc.	AL
HRT of Delaware, Inc.	DE
HRT of Illinois, Inc.	DE
HRT of Louisiana, Inc.	LA
HRT of Mississippi, Inc.	DE
HRT of Roanoke, Inc.	VA
HRT of Tennessee, Inc.	TN
HRT of Virginia, Inc.	VA
HRT Properties of Texas, Ltd.	TX

State of
Subsidiary	Incorporation

Johnston-Willis Medical Offices SPE, LLC	DE
K-S Building SPE, LLC	DE
Pasadena Medical Plaza SSJ Ltd.	FL
Pennsylvania HRT, Inc.	PA
Property Technology Services, Inc.	TN
Southwest General Medical Building (TX) SPE, LLC	DE
Roseburg Surgery Center, LLC	DE
Stevens Pavilion, LLC	DE
Stevens Pavilion Parent, LLC	DE
Unico HRT 2005 MOB Venture, LLC	DE
Unico HRT 2006 MOB Venture, LLC	DE
Unico Medical Properties II, LLC	DE
Yakima Valley Parent, LLC	DE
Yakima Valley Subsidiary, LLC	DE